                                                                   Exhibit 10.18


                                   *** TEXT OMITTED AND FILED SEPARATELY
                                   CONFIDENTIAL TREATMENT REQUESTED
                                   UNDER 17 C.F.R. SECTIONS 200.80(b)(4), 200.83
                                   AND 230.406




              LIFESEQ-Registered Trademark- COLLABORATIVE AGREEMENT



                                     between




                              INCYTE GENOMICS, INC.




                                       and




                                SENOMYX-SM-, INC.







                                       1
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         This Collaborative Agreement ("Agreement") is entered into as of the
29th day of December, 2000 (the "Effective Date") by and between Senomyx, Inc., a Delaware corporation ("Senomyx"), having its principal place of business at 11099 N. Torrey Pines Road, La Jolla, CA 92037, and Incyte Genomics, Inc., a Delaware corporation ("Incyte"), having its principal place of business at 3160 Porter Drive, Palo Alto, CA 94304.

BACKGROUND

         WHEREAS, Incyte has compiled and is compiling, and owns, certain information and data regarding certain cDNAs in confidential databases which may be useful in the study of biological phenomena;

         WHEREAS, Incyte owns or has certain patent rights and know-how regarding certain cDNAs as well as certain of the proteins they encode;

         WHEREAS, Senomyx conducts research in the field of chemosensation, an objective of which is to discover potential biological targets and develop assays for use in taste, olfaction and pheromone detection; and

         WHEREAS, Senomyx desires to obtain access to Incyte's LifeSeq-Registered Trademark-Database Product(s) (as defined below), and to obtain licenses to use Incyte's patent rights and know-how under the Database Product(s), to conduct research and development of small molecule flavor and fragrance products based on research and development of gene product targets from the LifeSeq-Registered Trademark- Database Product(s).

NOW, THEREFORE, the Parties agree as follows:

1.0 DEFINITIONS.

The following terms have the following meanings:

         "ANNOTATION INFORMATION": means the information associated with individual cDNAs contained in each and/or all of the LifeSeq-Registered Trademark- Database Product(s), as applicable including, but not limited to, tissue expression information, homology information, and gene cluster identifiers.

         "ANTISENSE FIELD OF USE": means the treatment or prevention of any disease, state or condition by use of one or more oligonucleotides or modified oligonucleotides which bind either (i) to mRNA to block the translation of mRNA in vivo to inhibit, prevent and/or alter protein production, or (ii) to DNA to prevent the transcription of DNA into the mRNA copy of the gene in vivo.

         "cDNA":  means a complementary DNA copy of messenger RNA.


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         "cDNA CLONE": means an individual plasmid vector and cDNA insert, which
         cDNA insert is usually a partial gene, and not necessarily a full length gene.

         "CHEMOSENSORY GENE PRODUCT(S)": means Gene Products which affect the human detection of taste, flavor, pheromones, and fragrance.

         "COLLABORATION PATENT RIGHTS": means the patents and/or patent applications filed by (i) Incyte under Incyte Patent Rights which claim the composition of matter to Senomyx Homolog(s) and which are selected by Senomyx pursuant to Section 6.2.1; (ii) Senomyx on a Gene Product. Collaboration Patent Rights excludes Incyte Patent Rights, and Senomyx Patent Rights and all patent rights arising under Incyte Proprietary Programs.

         "DATABASE SECURITY PLAN" means the mutually agreed upon plan, to be attached as Exhibit C and incorporated into this Agreement by reference.

         "DATABASE INFORMATION": means all or any part of the Annotation Information and DNA Sequence Information that is contained in the LifeSeq-Registered Trademark- Database Product(s) as applicable.

         "DESIGNATED GENE PRODUCT": means a given Gene Product which is selected for research and development, or other use by Senomyx in accordance with the terms and conditions of this Agreement, and is or has been "Used By Senomyx", as defined below.

         "DIAGNOSTIC FIELD OF USE": means (a) the diagnosis and monitoring of any disease, state or condition in humans, (b) the selection of a method of treatment of any disease, state or condition in humans and
         (c) the determination of genetic traits in humans. The Diagnostic Field of Use does not include the determination of genetic traits for the purposes of the Flavor and Fragrance Field of Use.

         "DIAGNOSTIC PRODUCT(S)": means any product or service derived from or directed to Gene Product(s) for use in the Diagnostic Field of Use.

         "DNA SEQUENCE INFORMATION": means nucleotide sequences, including SNP(s), incorporated in the LifeSeq-Registered Trademark- Database Product(s) provided by Incyte to Senomyx pursuant to this Agreement.

         "DRUG PRODUCT(S)": means compositions of matter that are ligands or inhibitors of Gene Product(s) for use in the treatment of any disease, state or condition in humans. These include small molecules and antibodies which are agonists, antagonists, and/or modulators of Gene Product(s); provided, however, that Drug Product(s) does not include Gene Product(s), Diagnostic Product(s), Therapeutic Product(s), F&F Product(s), or Antisense Product(s).

         "FLAVOR AND FRAGRANCE FIELD OF USE": means internal research applications of Gene Product(s) associated with conducting research in the identification, development and commercialization of F & F Products, provided that the Flavor


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


         and Fragrance Field of Use specifically excludes " the Research Field of Use, Antisense Field of Use, Diagnostic Field of Use, and Therapeutic Fields of Use. Further, the Flavor and Fragrance Field does not include the sale or license of Database Information or Gene Product(s) as research tools, or the use of Database Information or Gene Product(s) to develop database products or services. Flavor and Fragrance Field of Use includes the determination of genetic traits in humans solely for the purposes of determining correlation to flavor and/or fragrance sensitivity.

         "FLAVOR AND FRAGRANCE PRODUCT(S)" OR "F&F PRODUCT(S)": means compositions of matter which are ligands or inhibitors of Chemosensory Gene Product(s) and which are modifiers of the human detection of taste, flavor, pheromone and fragrance, provided, however, that a F&F Product(s) does not include (i) Drug Product(s), (ii) Therapeutic Product(s), (iii) Antisense Product(s), (iv) Diagnostic Product(s) or
         (v) Gene Product(s).

         "FULL LENGTH CLONE(S)": means, with respect to a given human gene, a specific, purified cDNA Clone developed or acquired by Incyte, which Incyte believes on currently available evidence, to contain the nucleotide sequence of the entire amino acid coding region of such gene.

         "FULL LENGTH CONTIG": means, with respect to a given gene, DNA Sequence Information contained in the LifeSeq-Registered Trademark- Database Product(s), which Incyte believes on currently available evidence, to correspond to the entire amino acid coding region of such gene.

         "GENE PRODUCT(S)": means (i) Incyte's proprietary cDNA Clone(s) and Full Length Clones corresponding to a given cDNA in the DNA Sequence Information and (ii) any partial cDNAs, DNA sequences, genes, and full length cDNAs corresponding to such genes, or any RNA sequences, SNP(s), peptides, polypeptides and proteins encoded thereby, in each case which are derived from material use by Senomyx or a Senomyx Affiliate of Database Information or the cDNA Clone(s) in (i) above.

         "INCYTE AFFILIATE": means any corporation, company, firm, partnership, joint venture, association or other entity, which, directly or indirectly controls, is controlled by or is under common control with Incyte. As used in this definition, the term "control" means direct or indirect beneficial ownership of more than fifty percent (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the outstanding securities having voting rights for the election of directors in a corporation or of the comparable equity interest in any other type of entity.

         "INCYTE KNOW-HOW": means the information, software, data and biological materials consisting of or directly and solely relating to Database Information, and such other know-how of Incyte expressly provided by Incyte to Senomyx, and which are proprietary to Incyte at the time of disclosure to and not already Known To Senomyx independent of the Database Information, as can be demonstrated by tangible records of Senomyx existing prior to such time of all to the extent and only to the extent that Incyte has the right to grant licenses, immunities or other rights to Senomyx thereunder; PROVIDED, HOWEVER, that Incyte Know-How shall exclude Incyte Patent Rights and all Incyte Proprietary Programs; and further provided that genomic DNA sequence information which is part of the public domain or was already Known to Senomyx does not render cDNA Database Information non-proprietary or non-confidential except to the extent that such genomic DNA sequence information has been specifically and materially established as exon region(s) (i) via standard molecular biology laboratory techniques, or (ii) through the use of a suitable computer algorithm with subsequent confirmation through laboratory research, as can be demonstrated by Senomyx's tangible records existing prior to the time of disclosure of Database Information.

         "INCYTE PATENT RIGHTS": means the patents and/or patent applications owned or controlled by Incyte which (i) claim the composition of matter of Gene Product(s) or any other cDNAs identified in the DNA Sequence Information, and/or (ii) arise solely from the generation of Database Information and claim the use of Gene Product(s) with respect to F&F Product(s), throughout the world as well as reissues, reexaminations, divisionals, provisionals, continuations or continuations-in-part thereof or therefor, all to the extent and only to the extent Incyte has the right to grant licenses, immunities or other rights thereunder; PROVIDED, HOWEVER, that Incyte Patent Rights shall exclude all patent rights arising under Incyte Proprietary Programs and any claims to antibodies.

         "INCYTE PROPRIETARY PROGRAM(S)": means an Incyte internal research and development program of Incyte which involves investment by Incyte intended to develop discoveries, inventions, data or information (whether or not patentable) beyond that consisting of Database Information. Incyte Proprietary Programs are independent of those services regularly performed by Incyte to produce or generate DNA Sequence Information and Annotation Information intended to be released to the LifeSeq-Registered Trademark- Database Product(s).

         "INCYTE TECHNOLOGY": means, collectively, Incyte Know-How and Incyte Patent Rights.

         "INSTALLATION SITE": means the research facility of Senomyx located in La Jolla, California or an alternative location with Incyte's prior written approval.

         "KNOWN TO SENOMYX": means information, software, data, biological materials and/or other materials disclosed or provided by Incyte to Senomyx which:

                  (a) is already known to Senomyx at the time of disclosure by Incyte; or

                  (b) is generally known to the public or otherwise part of the public domain at the time of its disclosure to Senomyx; or

                  (c) becomes generally available to the public or otherwise part of the public domain other than through any act or omission of Senomyx in breach of this Agreement; or

                  (d) was subsequently lawfully disclosed to Senomyx by a Third Party, provided it was not obtained by such Third Party directly or indirectly from Incyte on a confidential basis; or

                  (e) was independently discovered or developed by Senomyx as can be documented by laboratory notebooks or other such records as are customary for documenting research and product development activities created at the time of such independent discovery or development, including the Senomyx Sequences listed in Exhibit B as of the Effective Date.

         "LIFESEQ-Registered Trademark- GOLD DATABASE": means Incyte's proprietary database of human Annotation Information, DNA Sequence Information and corresponding cDNA Clones and Full Length Clones and related software and documentation as of the Effective Date.

         "LIFESEQ-Registered Trademark- DATABASE PRODUCT(S)": means the LifeSeq-Registered Trademark- Gold Database and the ZooSeq-TM-Database.

         "PARTY": means either Incyte or Senomyx individually or, collectively, the "Parties".

         "RESEARCH FIELD OF USE": means all applications of Gene Product(s) outside the Flavors and Fragrances Field of Use, including without limitation, conducting research, identification, development and commercialization of Drug Products, Diagnostic Products, Antisense Product(s) and/or Therapeutic Product(s).

         "SNP(S)": means single nucleotide polymorphism(s).

         "SENOMYX AFFILIATE": means any corporation, firm, partnership, or other legal entity, which, directly or indirectly is owned by Senomyx to the extent of which the common stock or other equity ownership thereof is One Hundred percent (100%) owned by Senomyx; provided however, that where local laws require a minimum percentage of local ownership, the status of Senomyx Affiliate will be established if Senomyx directly or indirectly owns or controls the maximum ownership percentage that may, under such local laws, be owned or controlled by foreign interests.

         "SENOMYX HOMOLOG(S)": has the meaning as set forth is Section 6.2.1.

         "SENOMYX PATENT RIGHTS": means the patents and/or patent applications owned or controlled by Senomyx which claim the composition of matter and or use of Senomyx Sequence(s) filed as of the Effective Date to the extent that Senomyx has the right to grant licenses, immunities or other rights thereunder.

         "SENOMYX SEQUENCES": means those sequences attached as Exhibit B, as may be updated from time to time by mutual consent of the Parties.

         "THERAPEUTIC FIELD OF USE": means the treatment or prevention of any disease, state or condition by any means, (including without limitation, gene therapy), excluding the Antisense Field of Use.

         "THERAPEUTIC PRODUCT(S)": means any product or service, including gene therapy, which uses a protein, peptide or polypeptide which is a Gene Product in the treatment or prevention of any disease, state or condition in humans, including gene therapy products; provided however, that Therapeutic Protein Product(s) does not include Antisense Product(s).

         "THIRD PARTY(IES)": means any party other than Incyte or Senomyx, (or both in the plural) or a Senomyx Affiliate or Incyte Affiliate.

         "USED OR USE BY SENOMYX": means the first use by Senomyx or a Senomyx Affiliate of Database Information or a proprietary cDNA Clone obtained from Incyte hereunder, in each case which at the time of such use is either included in the Incyte Know-How or the Incyte Patent Rights, and provided that such first use by Senomyx meets any or all of the following criteria:

         (a) Senomyx uses such cDNA Clone from the LifeSeq-Registered Trademark- Database Product(s) which contains DNA Sequence Information that partially or completely codes for a Gene Product in a screening assay to identify small molecules and/or antibodies which are antagonists, agonists, inverse agonists, and/or modulators of Gene Product(s); or

         (b) Senomyx uses such cDNA Clone from the LifeSeq-Registered Trademark- Database Product(s) which contains DNA Sequence Information that partially or completely codes for a Gene Product to synthesize or have synthesized a peptide or polypeptide or protein or oligonucleotide and test the efficacy of such Gene Product(s) in an animal model system; or

         (c) such Database Information or such cDNA Clone which contains the Database Information is disclosed or otherwise transferred to a Third Party including but not limited to consultants and collaborators; or

         (d) such Database Information is specifically disclosed in a Senomyx patent or patent application under Collaboration Patent Rights; or

         (e) Senomyx designs or uses an assay which tests the presence or absence of the SNP(s) at a particular position in a sequence;

         provided, however that if Senomyx and/or a Senomyx Affiliate has independently discovered, developed and/or acquired from a Third Party (in each case without use of Incyte Technology and as documented by Senomyx, and/or a Senomyx affiliate's, tangible records generated at the time of such discovery, development or acquisition) the same sequence information and/or other information with respect to a specific Gene Product as is contained in the LifeSeq-Registered Trademark- Database Products, Senomyx and Senomyx Affiliates' use or disclosure of such independently discovered, developed or acquired information shall not constitute "Use By Senomyx".

         The use of a cDNA Clone or DNA Sequence Information by Senomyx as an array element on a gene expression microarray for internal use by Authorized Personnel of Senomyx and Senomyx Affiliates will not require establishing such cDNA Clones or DNA Sequence Information as Designated Gene Products unless and until the time that the subsequent use of such cDNA Clone or DNA Sequence Information would qualify under any of the activities under (b) to (d) above.

         The use of Database Information contained in the LifeSeq-Registered Trademark- Gold Database Product(s) to search for putative homologs to a given sequence will not trigger a license to, or establish such DNA Sequence Information as, a Designated Gene Product except and until the time that the subsequent use of such DNA Sequence Information would qualify under any of the activities under (b) to (d) above.

         "ZOOSEQ-TM- DATABASE: shall mean Incyte's proprietary database of Annotation Information and DNA Sequence Information derived from non-human cells and tissues of pharmacological and toxicological interest.

2.0      DATABASE.

2.1 LIFESEQ-Registered Trademark- DATABASE PRODUCT(S). Commencing on the Effective Date, Incyte will provide Senomyx access to the LifeSeq-Registered Trademark- Database Product(s) at the Installation Site in accordance with the terms and conditions of this Agreement.

2.2 DATABASE SECURITY PLAN. Senomyx shall implement a Database Security Plan and Incyte shall have the right to require changes to the Database Security Plan only to the extent reasonably necessary to enable Incyte to verify Senomyx's compliance with the terms of this Agreement.

2.3      USE RESTRICTIONS AND SECURITY REQUIREMENTS.

         2.3.1 OWNERSHIP. Senomyx hereby acknowledges that (a) Incyte has expended significant resources and efforts to develop the LifeSeq-Registered Trademark- Database Product(s) and the Database Information, (b) the LifeSeq-Registered Trademark-Database Product(s) are a highly valuable and confidential assets, and are the principal product of Incyte, (c) Incyte is willing to grant Senomyx access to the LifeSeq-Registered Trademark- Database Product(s) in reliance upon the agreement by Senomyx that it shall protect the LifeSeq-Registered Trademark- Database Product(s) from unauthorized disclosure or use at the Installation Site and (d) the LifeSeq-Registered Trademark- Database Product(s) at all times during the term of this Agreement shall remain, the sole and exclusive property of Incyte.


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


         2.3.2 DESIGNATED CPU'S AT THE INSTALLATION SITES. The LifeSeq-Registered Trademark- Database Product(s) shall only be installed at the Installation Site on the hard disk of a designated computer or file server whereby multiple workstation(s) may not contain copy(ies) of the LifeSeq-Registered Trademark- Database Product(s) installed on the workstation hard disk(s). A second copy of the LifeSeq-Registered Trademark- Database Product(s) may be kept at the Installation Site on the same computer or file server provided that this copy is used only to install and test new versions and releases of the LifeSeq-Registered Trademark-Database Product(s). A copy of the LifeSeq-Registered Trademark- Database Product(s) may be installed at the Installation Site on another computer or file server as a back-up in the event that the primary computer fails. Under no circumstances will the LifeSeq-Registered Trademark- Database Product(s), be installed in a manner which would allow unauthorized access (e.g. Third Party(ies') access via the Internet). All other database access is prohibited.

         2.3.3    PERMITTED USE.

                  (a) Senomyx shall have the right to use the LifeSeq-Registered Trademark- Database Product(s) solely for Senomyx's own internal use by authorized personnel of Senomyx at the Installation Site(s) in secure work facilities of Senomyx in accordance with the terms and conditions of this Agreement and the Database Security Plan.

                  (b) Senomyx shall not disclose or transfer Database Information which would constitute Incyte Know-How, or any portion thereof, to any Third Party, except for Database Information and corresponding cDNA Clone(s) specifically regarding a Designated Gene Product and in each event solely in accordance with the provisions of Sections 2.3.3(c), 2.3.4 and 5.2.

                  (c) Solely for purposes of system integration and/or to facilitate data analysis and relational analysis (e.g. extraction of DNA Sequence Information for homology analysis by Senomyx of search algorithms), Senomyx will have the right to reproduce, adapt, modify and prepare derivative works based upon the LifeSeq-Registered Trademark- Database Product(s) ("Modifications") solely for internal use by Senomyx in its research and development programs. Modifications shall be kept in confidence in the same manner as, and shall be subject to the same terms and conditions as apply to, the LifeSeq-Registered Trademark- Database Product(s). Incyte shall have no obligations to support any such Modifications. Senomyx shall not acquire by reason of this Subsection (c) any ownership of the LifeSeq-Registered Trademark- Database Product(s), any portions thereof or any title or rights therein. Senomyx shall not distribute copies of, or provide access to, any Modifications to any Third Party without the prior written approval of Incyte.


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


                  (d) Except as expressly set forth herein, or as otherwise agreed by Incyte in writing, Senomyx shall not reproduce, adapt, modify, prepare derivative works based upon or distribute copies (in whatever form whether tangible or intangible, by any means whatsoever whether now known or hereafter invented) of the LifeSeq-Registered Trademark- Database Product(s), including any substantial portion of the Database Information from any field of the database.

         2.3.4 DESIGNATED GENE PRODUCT(S). Pursuant to an escrow agreement to be attached hereto, such escrow agreement which shall incorporate the provisions of the Escrow Provisions specified in Exhibit X, Senomyx shall deposit into escrow the identity of each Gene Product in Use or Used by Senomyx in the conduct of research and development or other such use of a Gene Product in accordance with the terms and conditions of this Agreement. Senomyx shall then have the right to use, disclose and transfer Database Information specifically regarding such Designated Gene Product, including to Senomyx Affiliates, academic and Third Party collaborators, licensees, governmental agencies or offices or otherwise for use in the discovery, research, development and/or commercialization of F&F Products, subject to the appropriate terms and conditions of this Agreement, including Article 5. Any use of Database Information not in accordance with the above is expressly prohibited.

         2.3.5 RECORDS. Senomyx shall maintain records of access to and use of the LifeSeq-Registered Trademark- Database Product(s) and the Database Information, sufficient to enable Senomyx and Incyte to determine, and monitor compliance with, their respective rights and obligations under this Agreement (e.g. laboratory notebooks and such other records as are customary for documenting research and product development activities). No more than once a year unless as otherwise agreed in writing, at the request and the expense of Incyte, upon at least forty-five (45) days' prior notice, Senomyx shall permit an agent appointed by Incyte and acceptable to Senomyx to examine these records solely to the extent necessary to verify the fulfillment of Senomyx's obligations under this Agreement, provided that such agent has entered into a suitable confidentiality agreement with Senomyx. Incyte's agent shall only report to Incyte the results of such examination (i.e., whether or not Senomyx is in compliance with its obligations under this Agreement), and shall not disclose to Incyte any of Senomyx's Confidential Information provided to it or to which it may have access during the conduct of the examination.

         2.3.6 LOSS, THEFT, UNAUTHORIZED DISCLOSURE OR USE. Senomyx shall promptly notify Incyte of any loss, theft or unauthorized disclosure or use of the LifeSeq-Registered Trademark-Database Product(s) or the Database Information which comes to Senomyx's attention.


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


2.4      TRAINING.

         2.4.1 At times mutually acceptable to Incyte and Senomyx, Incyte shall provide Senomyx with two (2) days of training services at Incyte's training facility in Palo Alto, California, regarding the use of the LifeSeq-Registered Trademark-Database Product(s). Senomyx may designate not more than twelve (12) employees, unless mutually agreed upon by the parties, to attend such training at Incyte. Each party shall bear all accrued and out-of-pocket expenses of its employees related to the training services.

         2.4.2 At times mutually acceptable to Incyte and Senomyx after the Effective Date, Incyte shall provide Senomyx with two (2) days of training services at the Installation Site, regarding the use of the LifeSeq-Registered Trademark- Database Product(s). The number of employees to receive such training shall be in the reasonable discretion of Senomyx. Each party shall bear all accrued and out-of-pocket expenses of its employees relating to the training services.

         2.4.3 In addition to Sections 2.4.1 and 2.4.2 above, Incyte shall provide Senomyx with such additional training services in such manner and upon such terms and conditions as Incyte makes generally available to comparable subscribers to the LifeSeq-Registered Trademark- Database Product(s).

2.5      SUPPLY OF cDNA CLONES.

         2.5.1 At any time for a period of [...***...] years from the Effective Date, upon written request of Senomyx, and subject to the grant of license rights pursuant to Sections 3.1.1 and 3.1.2, Incyte shall provide Senomyx with up to [...***...] isolated cDNA clones available from Incyte's cDNA clone repository from the LifeSeq-Registered Trademark- Database Product(s) which are Gene Product(s) [...***...] under the terms and conditions (excluding payment) below.

         2.5.2 SUPPLY OF cDNA CLONES. At any time for a period of [...***...] years from the Effective Date, upon the written request of Senomyx and subject to the grant of license rights as described in Sections 3.1.1 and 3.1.2, Incyte shall provide Senomyx with [...***...] isolated cDNA Clones from the LifeSeq-Registered Trademark- Database Product(s) which are Gene Products under the following terms and conditions:

                  Shipments usually occur within twelve (12) business days of the receipt of the order. For this service, a fee of [...***...] per verified clone will be payable. If the clone cannot be verified, there is no charge and Senomyx may request an alternative clone, or request that Incyte attempt to sequence and verify a clone, at a cost of [...***...] per clone. Nonetheless, although Incyte shall use professional skill and care in its efforts, the results of any such attempt will be provided on an "AS IS" basis and there

                                               *CONFIDENTIAL TREATMENT REQUESTED
                  will be no refund if Incyte remains unsuccessful in obtaining a verified clone.

                  Senomyx agrees to submit any payments due within thirty (30) days from receipt of invoice from Incyte in reasonably detailed form regarding such clone supply.

                  Senomyx agrees that all cDNA Clone(s) are provided to Senomyx on a nonexclusive basis and subject to any license(s) granted under Article 3.0.

2.6 At any time for a period of [...***...] years from the Effective Date, Incyte shall provide to Senomyx, on Senomyx request, commercially available updates to the LifeSeq-Registered Trademark- Database Products, provided that such updates are made available by Incyte to other commercial customers. Senomyx shall pay Incyte [...***...] per update.

2.7 For a period of [...***...] following the Effective Date Senomyx may purchase a [...***...] subscription to the LifeSeq-Registered Trademark- Gold Database for [...***...] development for [...***...] per year, under then current terms and conditions, including without limitation license maintenance fees, milestones and royalties.

3.0      LICENSE GRANTS.

3.1      FLAVORS AND FRAGRANCE FIELD OF USE.

         3.1.1 LICENSES UNDER INCYTE TECHNOLOGY - GENE PRODUCTS. Incyte grants to Senomyx and Senomyx Affiliate(s) a [...***...] worldwide, non-exclusive license under the Incyte Technology, with respect to Designated Gene Products in the Flavor and Fragrance Field of Use to discover, develop, make, have made, use, sell, have sold, distribute and have distributed F&F Product(s): provided however, that such grant does not include the right to sell Gene Product(s).

         3.1.2 LICENSES UNDER COLLABORATION PATENT RIGHTS - SENOMYX. Incyte grants to Senomyx and Senomyx Affiliate(s) a [...***...] worldwide, exclusive, sublicensable right and license (with a right to sublicense) under Incyte's rights to Collaboration Patent Rights in the Flavor and Fragrance Field of Use to discover, develop, make, use, sell and distribute F&F Product(s): provided however, that such grant does not include the right to sell Gene Product(s).

         3.1.3 LICENSES UNDER COLLABORATION PATENT RIGHTS - INCYTE. Senomyx grants to Incyte and Incyte Affiliate(s) a [...***...] worldwide, exclusive sublicensable right and license under Senomyx's rights under Collaboration Patent Rights in all fields of use except for the Flavor and Fragrance Field of Use for all purposes except to discover, develop, make, use, sell and distribute F&F Product(s).

                                               *CONFIDENTIAL TREATMENT REQUESTED

3.2 No grant of right to sublicense rights to Database Information, Designated Gene Product(s) and the Incyte Technology relating thereto in the Research Field of Use, including without limitation identification, research and/or development of Drug Product(s), Antisense Product(s), Therapeutic Product(s) or Diagnostic Product(s), is provided by Incyte to Senomyx herein.

3.3 BROKERAGE. The Parties agree that brokerage of Database Information or Incyte Technology by Senomyx is not permitted. Therefore, except for Senomyx's right to use Database Information under this Agreement to discover and provide F&F Products to a Third Party(ies), Incyte explicitly withholds from this Agreement the right by Senomyx to use or offer to use Database Information in the conduct of Senomyx's activities, as a service provider to a Third Party(ies) for the benefit of Senomyx or such Third Party(ies) (e.g. for corporate R&D collaborations with pharmaceutical or biotechnology companies or as a direct competitor to Incyte offering subscriptions to pharmaceutical or biotechnology companies).

3.4 LIMITED EXCLUSIVITY TO SENOMYX. Incyte agrees, in consideration for the covenant in Section 3.5, that it will not [...***...]. It is understood by the Parties that, with respect to licenses to new customers under Incyte Technology, [...***...]. On or before [...***...], at Senomyx's request, Senomyx and Incyte shall negotiate in good faith a payment under which Incyte will agree not to [...***...].

3.5 LIMITED EXCLUSIVITY TO INCYTE. Senomyx agrees, in consideration for the covenant in Section 3.4, that it will not [...***...]. On or before the [...***...], at Incyte's request, Senomyx and Incyte shall negotiate in good faith a payment under which Senomyx will agree [...***...].

4.0  SCHEDULE OF PAYMENTS.

4.1 Payment for the LifeSeq-Registered Trademark- Database Product(s) at the Installation Site shall be [...***...].

                                               *CONFIDENTIAL TREATMENT REQUESTED

4.2 SHIPPING. Senomyx shall pay, for its own account, any shipping, freight, mailing expenses and the like payable to third parties not affiliated with Incyte and arising out of obtaining tangible materials under this Agreement and the transactions contemplated herein.

4.3 PAYMENTS AND TAXES. Unless otherwise provided in this Agreement, Senomyx agrees to submit payments for services and materials provided by Incyte within thirty (30) days from receipt of invoice. All payments hereunder shall be made by bank wire transfer in immediately available funds to such account as Incyte shall designate in writing from time to time. All payments by Senomyx to Incyte under this Agreement shall be paid from a Senomyx account in a banking institution located in the United States.

         Senomyx shall pay, or reimburse Incyte, as appropriate, and indemnify Incyte against any sales, use, value added/ad valorem, surtax and personal property taxes, customs duties, registration fees and the like arising out of the provision of services and materials by Incyte to Senomyx under this Agreement. All turnover taxes, income taxes, gross revenues and profits taxes, and other taxes based on Incyte's income (other than those covered by the preceding sentence) levied on account of the royalties, milestone payments, license fees and other payments accruing to Incyte under this Agreement shall be paid by Incyte.

         The payments to be made by Senomyx under Section 4.1 include amounts attributable to such items as training manuals and the electronic media used for data transfer (e.g. CD's). Payments attributable to such items and the clone transfer fees provided for under Section 2.5.2 are or may be subject to sales tax.

4.4 INCYTE STOCK PURCHASE. Within ten (10) days following the Effective Date, Incyte will purchase and Senomyx will issue Six Million, Five-Hundred Nineteen Thousand, Nine Hundred Sixty Dollars ($6,519,960) of Senomyx Series D preferred stock pursuant to the Stock Purchase Agreements (attached as Exhibit D).

5.0      CONFIDENTIALITY AND PUBLICATION.

5.1 CONFIDENTIALITY. The Parties acknowledge that during the course of this Agreement they will each receive from the other information which is proprietary, confidential and of commercial value to the disclosing Party. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" shall mean scientific, technical or business information belonging to the disclosing Party, which the disclosing Party marks "Confidential" if disclosed in writing, or which the disclosing Party identifies as confidential at the time of any visual or oral disclosure and promptly confirms in writing to have been confidential. Except to the extent expressly authorized by this Agreement, Incyte agrees that, from the Effective Date and for [...***...] and Senomyx agrees that from the Effective Date and [...***...] thereafter the receiving Party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose (except those expressly

                                               *CONFIDENTIAL TREATMENT REQUESTED
         permitted under this Agreement) any Confidential Information furnished to it by the other Party pursuant to this Agreement, and regardless of the medium on which it is provided, including know-how, except to the extent that it can be established by the receiving Party by competent proof that such information:

                  (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

                  (b) was generally known to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

                  (c) became generally available to the public or otherwise part of the public domain after its disclosure other than through any act or omission of the receiving Party in breach of this Agreement;

                  (d) was subsequently lawfully disclosed to the receiving Party by a Third Party having no confidentiality obligations to the disclosing Party with respect thereto;

                  (e) was independently discovered or developed by the receiving Party without the use of the other Party's Confidential Information, and such independent discovery or development can be documented by the receiving Party's tangible records created at the time of such independent development.

         Each Party may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in (i) filing and prosecuting patent applications, and maintaining patents, (ii) prosecuting or defending litigation or (iii) filings pursuant to federal securities laws. However, prior to disclosure of the other Party's Confidential Information the disclosing Party will give reasonable advance notice to the other Party, will only disclose the minimum Confidential Information necessary, and will use reasonable efforts to secure confidential treatment of such Confidential Information.

         It is understood that patent applications are filed with the expectation and intention that such applications will, upon publication of the applications and/or issuance of the resulting patents, result in the publication or public accessibility of all information disclosed in the underlying application and prosecution documents; provided, however, that publication of such Information shall not affect either Party's ongoing` obligations to the other Party with respect to Information not so disclosed.

5.2 DISCLOSURE; THIRD PARTY ACCESS. Senomyx agrees that the LifeSeq-Registered Trademark- Database Product(s) provided hereunder will be for its internal use only and subject to all the terms and provisions of Article 5 of this Agreement. Incyte recognizes that Senomyx, in the normal course of business, utilizes consultants and commercial enterprises who are bound by a contractual obligation to Senomyx, including an obligation of confidentiality to Senomyx. Senomyx may disclose Confidential Information of Incyte to such consultants, academic collaborators and commercial enterprises in the context of the disclosure of Senomyx's own scientific results or the conduct of its work within the scope of the licenses granted herein, provided, however, that:

         (i) Senomyx has obtained a written obligation of confidentiality and appropriate use restrictions no less restrictive than those set forth herein and provided that such third party shall not further disclose Confidential Information; and

         (ii) any such disclosure of Confidential Information which includes the transfer of biological materials shall be subject to a written materials transfer agreement which protects the intellectual property rights of Incyte and Senomyx as set forth herein, such agreement to include customary provisions regarding scope of work, publication, protection of proprietary subject matter and ownership of inventions; such provisions to include:

                  (a) that the third party shall use such biological materials and DNA Sequence Information for the sole benefit of Senomyx; and

                  (b) that the third party shall neither have the right to file patent application(s) and retain rights or retain any rights to know-how, inventions or discoveries resulting from the use of the Incyte DNA Sequence Information or Incyte biological materials; and

                  (c) that Incyte proprietary DNA Sequence Information remains the sole and exclusive property of Incyte.

         (iii) a deposit in escrow has been made prior to disclosure in accordance with this Agreement.

5.3 Senomyx shall not be permitted to publish or disclose the contents of LifeSeq-Registered Trademark- Database Product(s), Database Information or any Incyte software or hardware configurations, at any time without the express written consent of Incyte.

5.4 Confidential Information of either Party shall not be published or disclosed in any form without the written authorization of the other Party except as expressly provided for under this Article 5.

6.0      INTELLECTUAL PROPERTY.

6.1 INCYTE RIGHTS. Incyte retains all rights it has to the Collaboration Patent Rights, Incyte Technology, LifeSeq-Registered Trademark-Database Product(s), and Database Information (including, without limitation, Full Length Clones or Full Length Contigs) and no licenses are granted herein except for those expressly provided in Section 3.1.

         SENOMYX RIGHTS. Senomyx retains all rights it has to the Collaboration Patent Rights, Senomyx Patent Rights and Senomyx Sequences. Subject to the grant of licenses under Article 4, Senomyx shall retain all intellectual property rights in and to any F&F Product(s), and inventions so claiming, discovered or developed by Senomyx and no licenses are granted herein except for those expressly provided in
         Section 3.1.

6.2      COLLABORATION PATENT RIGHTS.

         6.2.1 For [...***...] from the Effective Date, for Gene Product(s) which are [...***...] homologous to Senomyx Sequences ("Senomyx Homologs"), Incyte will provide Senomyx with the identity and complete sequence of those Senomyx Homologs for which Incyte has filed patent applications and which claim composition of matter of the Senomyx Homologs within the later of (i) [...***...] after the Effective Date or (ii) [...***...] after such patent application was filed. Senomyx shall have [...***...] from the time of such disclosure to select such patent(s) to be included in the Collaboration Patent Rights.

         6.2.2 For [...***...] from the Effective Date, Senomyx agrees to provide Incyte with the identity and complete sequence of any Gene Product(s) generated by Senomyx, its consultants or academic or commercial collaborators, in each case, within two
                  (2) weeks of the earlier of the identification of the full length sequence of the Gene Product(s) or the filing of a patent application on such Gene Product(s). For any such Gene Product for which Senomyx has not filed a patent application within [...***...] of obtaining the full length sequence, Incyte shall have the right to file on such Gene Product(s) and Senomyx shall provide Incyte with the full length sequence for such Gene Product and any such patent and/or patent application filed by Incyte shall be included in Incyte Patent Rights.

         6.2.3 Subject to the grant of licenses under Section 3.1, Senomyx and Incyte shall co-own all intellectual property rights and title and interest in Collaboration Patent Rights.

6.3 COLLABORATION PATENT RIGHTS. The out of pocket costs of filing, maintaining and prosecuting Collaboration Patent Rights shall be borne by [...***...]. For the Collaboration Patent Rights provided under
         Section 6.2.1, [...***...].

         The Parties undertake that they shall do all things which are reasonably necessary or desirable to establish, maintain and assert any rights or interest of the Parties in Collaboration Patent Rights, including the execution of all documents necessary or desirable so that title or other rights can be established and maintained and so that any patent filings permitted hereunder can be made, prosecuted and maintained. Such actions shall include cooperative efforts as reasonable to obtain protection for such Gene Products in Collaboration Patent

                                               *CONFIDENTIAL TREATMENT REQUESTED

         Rights, to the mutual benefit of both Parties, taking into account the nature of the invention(s) and the state of the law in the respective jurisdictions, including reasonable commercial efforts to file a letters patent directed to each such Gene Product.

         Senomyx will consult with Incyte as to the preparation, filing, prosecution and maintenance of Collaboration Patent Rights, and will provide copies of all such patent applications to Incyte for review, at least thirty (30) days prior to filing, and will consult with Incyte regarding filing strategy, including but not limited to types of claims to be filed and countries in which such patent applications are to be filed.

         If Senomyx decides to abandon any claimed subject matter, in all countries or in one or more specific countries, it will provide reasonable notification to Incyte prior to taking any such action and Incyte will have the right to assume sole control over the prosecution and maintenance of such claimed subject matter at Incyte's expense. All such patent rights shall thereinafter be Incyte Patent Rights.

6.4 FREEDOM FROM SUIT: RESEARCH FIELD. With respect to composition of matter or use claims directed to Gene Product(s) owned or controlled by Senomyx, Senomyx agrees not to sue or bring any action in any court or administrative agency or any other government authority alleging infringement of said patents as a result of activities of Incyte, Incyte Affiliates or (sub)licensee(s) in the Research Field of Use and in the F&F Field of Use which would constitute an infringement of said patents, and further, Senomyx agrees to extend such freedom from suit or action to further (sub)licensee(s) of Incyte, its affiliates, licensees or other subscribers of LifeSeq-Registered Trademark-Database Product(s). The foregoing freedom from suit provisions shall only apply with respect to such parties which have executed an agreement which contains a provision with substantially similar rights to Incyte, its affiliates, licensees and subscribers with respect to any similar patents rights of said affiliate, (sub)licensee or subscriber.

6.5 RESEARCH TOOLS, DIAGNOSTICS AND DATABASE PRODUCTS OR SERVICES. With respect to composition of matter or use claims directed to Gene Product(s) owned or controlled by Senomyx, Senomyx agrees not to sue or bring any action in any court or administrative agency or any other government authority alleging infringement of said patents as a result of activities of Incyte, Incyte Affiliates or (sub)licensees with respect to commercialization of Diagnostic Product(s), research tools or database products or services, including without limitation microarray-based research tools or database products or services, by Incyte affiliates, which would constitute an infringement of said patents, and further, Senomyx agrees to extend such freedom from suit or action to further (sub)licensee(s)s of Incyte, its affiliates or licensees with respect to commercialization of research tools or database products or services.

         Senomyx will provide Incyte with a list of the serial numbers of all issued patents or published patent applications ("Senomyx Patent Information") containing composition of matter or use claims directed to Gene Products(s) which were considered Incyte Know-How at the time of Use by Senomyx, and not already Known to Senomyx as of the Effective Date. Such list will be updated by Senomyx on a monthly basis. Incyte will make Patent Information accessible to all licensees and subscribers which have executed an agreement which contains a provision which grants substantially similar rights to Incyte, its affiliates, licensees and subscribers with respect to any similar patents rights of said affiliate, sublicensee or subscriber.

6.6 THIRD PARTY PATENTS. Subject to the warranties made hereunder as to each Party's knowledge of any Third Party rights that may be infringed by the use of the LifeSeq-Registered Trademark- Database Product(s) and Database Information as contemplated herein, the Parties acknowledge that, in order to discover, develop, and/or commercialize one or more Gene Products, they may require licenses under Third Party patent rights or such other rights, and it is hereby agreed that it shall be each Party's responsibility to satisfy itself as to the need for such licenses and, if necessary, to obtain such licenses. To the extent that Senomyx obtains any such Third Party licenses, it shall have no obligation to grant any sublicense or other rights to Incyte or any Third Party with respect thereto.

7.0      TERM; TERMINATION.

7.1 TERM: TERMINATION AT FULL TERM. This Agreement shall commence as of the Effective Date and continue unless terminated as provided below.

7.2 BREACH. Material failure by either Party to comply with any of its obligations under this Agreement shall entitle the other Party to give to the Party in default, written notice specifying the nature of the default and requiring it to cure such default. If such default is not cured within [...***...], or in the case of default under payment obligations, [...***...], after the receipt of such notice, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, in addition to any other remedies available to it by law or in equity, immediately to terminate this Agreement by giving notice to the other Party. The right of a Party to terminate this Agreement, as hereinafter provided, shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

7.3 ACCRUED RIGHTS SURVIVING OBLIGATIONS. Termination or relinquishment of this Agreement for any reason shall be without prejudice to any rights, which shall have accrued to the benefit of either Party prior to such termination. Upon any termination of this Agreement, the following provisions will not terminate, but will continue in full force and effect: 5 (confidentiality), 6 (intellectual property), 8 (representations/warranties), 9 (indemnity), 10 (miscellaneous) and
         Exhibit X (Escrow).

                                               *CONFIDENTIAL TREATMENT REQUESTED

8.0      REPRESENTATIONS AND WARRANTIES; COVENANTS.

8.1      REPRESENTATIONS AND WARRANTIES.

         Each Party represents and warrants to the other Party that:

                  (a) it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation;

                  (b) it has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder;

                  (c) the execution and delivery of this Agreement and the performance by such Party of the transactions contemplated hereby have been duly authorized by all necessary corporate action of such Party; and

                  (d) the execution, delivery and performance of this Agreement by such party does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority and the execution, delivery or performance of this Agreement by such party does not violate any law, rule or regulation applicable to such party.

8.2 INCYTE'S REPRESENTATIONS Incyte hereby represents, warrants and covenants to Senomyx that to the best of Incyte's knowledge, as of the Effective Date it is the owner, or licensee (with the right to grant sublicenses), of the Incyte Patent Rights and Incyte Know-How, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of an ownership interest with respect to those Incyte Patent Rights and Incyte Know-How, whatsoever.

         For purposes of this Section 8.2, the term "to the best of Incyte's knowledge" shall mean in each case Incyte's best knowledge without undertaking any special investigation with respect to such subject matter beyond the scope of those diligent investigations normally performed by Incyte in its ordinary course of business operations.

8.3 NO CONFLICTING AGREEMENTS. Neither Party has in effect and after the Effective Date neither Party shall enter into any oral or written agreement or arrangement that would conflict with its obligations under this Agreement. Incyte acknowledges that it has not, as of the Effective Date, entered into an Incyte Proprietary Program solely in the Flavors and Fragrance Field of Use.

8.4 COMPLIANCE WITH LAW. Each Party shall be responsible for compliance with all applicable product safety, product testing, product labeling, package marking, and product advertising laws and regulations with respect to its own activities. Further, Senomyx and Incyte shall each comply with the regulations of the United States and any other relevant nation concerning any export or other transfer of technology, services, or products.

8.5      DISCLAIMERS.

         (a) EXCEPT AS EXPLICITLY STATED HEREIN, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY INCYTE THAT ANY PATENT WILL ISSUE BASED UPON ANY PENDING PATENT APPLICATION WITHIN THE INCYTE PATENT RIGHTS, THAT ANY PATENT WITHIN THE INCYTE PATENT RIGHTS THAT HAS ISSUED OR ISSUES WILL BE VALID, OR THAT THE USE OF ANY LICENSE GRANTED HEREUNDER OR THAT THE USE OF ANY INCYTE PATENT RIGHTS WILL NOT INFRINGE THE PATENT OR PROPRIETARY RIGHTS OF ANY THIRD PARTY. INCYTE MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO SENOMYX's USE OF THE INFORMATION TO BE PROVIDED TO IT HEREUNDER. EXCEPT AS EXPLICITLY STATED HEREIN, ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, NOVELTY OR FITNESS OF GENE PRODUCTS OR DATABASE INFORMATION FOR ANY PARTICULAR PURPOSE, ARE EXCLUDED. INCYTE MAKES NO WARRANTY THAT THE DATABASE INFORMATION DOES NOT CONTAIN ERRORS. LIKEWISE, SENOMYX MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE INFORMATION PROVIDED BY SENOMYX HEREUNDER EXCEPT AS EXPLICITLY STATED HEREIN, ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, NOVELTY OR FITNESS OF SENOMYX SEQUENCES, OR COLLABORATIVE GENE PRODUCTS FOR ANY PARTICULAR PURPOSE, ARE EXCLUDED.

         (b) EXCEPT AS EXPLICITLY STATED HEREIN NEITHER PARTY WILL BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY NATURE ARISING FROM SUCH PARTY'S ACTIVITIES UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT LIMIT THE INDEMNIFICATION OBLIGATION OF SUCH PARTY UNDER SECTION 9.2 BELOW FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES RECOVERED BY A THIRD PARTY.

9.0      INDEMNITY.

9.1 INDEMNIFICATION BY SENOMYX. Senomyx shall indemnify, defend and hold Incyte harmless from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) as a result of claims, demands, actions or other proceedings which may be made or instituted by a Third Party against any of them arising out of (i) [...***...], (ii) [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

         [...***...], (iii) [...***...] or (iv) [...***...], except to the extent such losses, liabilities, damages and expenses (including reasonable attorney's fees and costs) resulted from the gross negligence, recklessness or intentional misconduct of Incyte.

9.2 INDEMNIFICATION BY INCYTE. Incyte shall indemnify, defend and hold Senomyx harmless from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) as a result of claims, demands, actions or proceedings which may be made or instituted by a Third Party against any of them arising out of
         (i) [...***...], (ii) [...***...], (iii) [...***...], or (iv)
         [...***...] except to the extent such losses, liabilities, damages and expenses (including reasonable attorney's fees and costs) resulted from the gross negligence, recklessness or intentional misconduct of Senomyx.

9.3      PROCEDURE. A Party that intends to claim indemnification under this
         Article 9 (the "INDEMNITEE") shall promptly notify the indemnifying Party (the "INDEMNITOR") of any loss, liability, damage, expense, claim, demand, action or other proceeding in respect of which the Indemnitee or any of its affiliates intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee; provided, however, that the Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee. The indemnity provisions in this Article 9 shall not apply to amounts paid in settlement of any loss, liability, damage, expense, claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to the Indemnitor's ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 9, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article 9. The Indemnitor may not settle the action or otherwise consent to an adverse judgment in action or other proceeding that materially diminishes the rights or interests of the Indemnitee without the express written consent of the Indemnitee. The Indemnitee under this Article 9 and its employees and agents, shall cooperate fully with the

                                               *CONFIDENTIAL TREATMENT REQUESTED

Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

10.0     MISCELLANEOUS PROVISIONS.

10.1 NO PARTNERSHIP. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, distributorship, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

10.2 ASSIGNMENT BY INCYTE. Incyte may not assign any of its rights or obligations hereunder except: [...***...].

10.3 ASSIGNMENT BY SENOMYX. Senomyx may not assign any of its rights or obligations hereunder except: [...***...].

         [...***...]

         In no event will Senomyx's LifeSeq-Registered Trademark- Database Product(s) access rights, or access to Gene Products be assignable to a successor or permitted assign if Incyte's obligations thereunder would increase materially as a result of the assignment (e.g. by having to service additional sites, or where Incyte would incur a material increase in expenses and/or services over those provided to Senomyx hereunder).

                                               *CONFIDENTIAL TREATMENT REQUESTED

10.4 This Agreement shall be binding, upon the successors and permitted assigns of the Parties. Any assignment not in accordance with the above shall be void. To the extent that any assignment by Senomyx hereunder would directly result in an increase in any withholding taxes for which Incyte is responsible under this Agreement, Senomyx shall be responsible for such additional taxes.

10.5 NO TRADEMARK RIGHTS. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the names "Incyte" or "Senomyx", or any other trade name or trademark of Incyte or Senomyx or their affiliates in connection with the performance of this Agreement.

10.6 PUBLIC ANNOUNCEMENTS. Except as may otherwise be required by law or regulation, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior consent of the other Party, such consent will not be unreasonably withheld. If this Agreement is determined to be material to the business of either Party so that its disclosure is required by law or regulation, the other Party shall have the right to review and comment of the text of the disclosure prior to its release to the public.

10.7 ENTIRE AGREEMENT OF THE PARTIES; AMENDMENTS. This Agreement between the Parties of even date herewith constitute and contain the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, representations, understandings and agreements, whether verbal or written, between the Parties respecting the subject matter hereof. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each of the Parties.

10.8 APPLICABLE LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without reference to the conflicts of law principles thereof. The parties expressly exclude application of the United Nations Convention for the International Sale of Goods.

10.9 NOTICES AND DELIVERIES. Any notice, requests, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by commercial overnight courier, or transmitted by telex telegram or telecopy (facsimile, with confirmed receipt) to the Party to whom it is directed at its address shown below or such other address as such Party shall have last given by notice to the other Party (referred to herein as "notice"). All notices shall be effective upon receipt.

                  If to Incyte, addressed to:
                           Incyte Genomics, Inc.
                           3160 Porter Drive
                           Palo Alto, CA  94304
                           Attn: Roy Whitfield, Chief Executive Officer

                  If to Senomyx, addressed to:
                           Senomyx, Inc.
                           11099 N. Torrey Pines Road
                           La Jolla, CA, 92037
                           Attn:    Vice President, Corporate Counsel
                                    With a copy to the President

10.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.11 FORCE MAJEURE. Force Majeure shall mean an Act of God, flood, fire, explosion, earthquake, strike, lockout, casualty or accident, war, civil commotion, act of public enemies, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or any subdivision, authority representative thereof, or the inability to procure or use materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs without the necessity of allocation, or any other cause whatsoever, whether similar or dissimilar to those enumerated above, which are beyond the reasonable control of such Party, which the Party affected has used its reasonable best efforts to avoid, and which prevent, restrict or interfere with the performance by a Party of its obligations hereunder. The Party affected by Force Majeure shall give notice to the other Party promptly in writing and whereupon shall be excused from those obligations hereunder, to the extent of such prevention, restriction or interference, provided that the affected party shall use its commercially reasonable efforts to overcome, avoid or remove such cause(s) of non-performance and shall continue performance whenever such cause(s) is removed with all possible speed. Nothing herein shall be deemed to require any party to settle on terms unsatisfactory to such party with regard to any strike, lock-out or other labor difficulty, any investigation or proceeding by any public authority or any litigation by any Third Party. Nothing in this Section
         10.11 shall in any way diminish the representations of a Party made pursuant to this Agreement.

10.12 Senomyx covenants and agrees that for a period of [...***...] after the Effective Date, Senomyx shall not [...***...]. The Parties acknowledge that Senomyx has executed a term sheet for [...***...] providing for [...***...] to which this Section 10.12 does not apply.

                                               *CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.


INCYTE GENOMICS, INC.


By:
         --------------------------------------------

Name:
         --------------------------------------------

Title:
         --------------------------------------------

Date:
         --------------------------------------------



SENOMYX, INC.

By:
         --------------------------------------------

Name:
         --------------------------------------------

Title:
         --------------------------------------------

Date:
         --------------------------------------------

                                    EXHIBIT B
                                SENOMYX SEQUENCES

[...***...]






                                               *CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT E
                               LIST OF COMPANIES

[...***...]






                                               *CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT X

ESCROW PROVISIONS

The parties agree to the following access monitoring mechanisms intended to document the use of Database Information by Senomyx and the reporting of such use to an Escrow Agent under an Escrow Agreement, which such agreement shall contain the following provisions;

1. Incyte will release to its customers, including Senomyx, routine issues of the LifeSeq-Registered Trademark- Database Product(s) including sequence data on a suitable machine-readable medium (Magneto Optical Disk, Tape or CD-ROM) and in a generally available format acceptable to Senomyx. These releases are transferred typically on a monthly basis to Senomyx via express courier or similar secure means and documented by courier's written receipt.

2. A copy of each release will be deposited with the Escrow Agent by Incyte.

3. During the Access Term, Senomyx will promptly report to the Escrow Agent the clone numbers of Gene Product(s) in Use or Used By Senomyx, and not Known to Senomyx, in the conduct of research and development or other such use of a Gene Product along with the date of such use. This information shall be transferred to the Escrow Agent via electronic mail using a public key cryptography system acceptable to Senomyx. Senomyx agrees to provide to Incyte, typically on a monthly basis, a report of the number (count) of Gene Product(s) escrowed, PROVIDED, HOWEVER, that such reports shall not include the specific clone numbers corresponding thereto, or otherwise identify the specific Gene Product(s) used.

4. The Escrow Agent will copy the encrypted information onto a Magneto Optical disk, Tape or CD-ROM, recorded with date and time of deposit. A back-up will be maintained in a fire-proof safe. Incyte and Senomyx will be notified of a log of deposits made but not of the content of the deposits.

5. Incyte may, from time to time, request from Senomyx an accounting of those clone numbers deposited in escrow corresponding to Gene Product(s) which are considered subject to the license grant(s) of Article 3.0. Senomyx shall have thirty (30) days to respond to Incyte's request. If Incyte is not satisfied with the response, an agent appointed by Incyte and acceptable to Senomyx may examine the Escrow files corresponding to the Gene Product in accordance with the provisions of Section 2.3.5.

6. The fees of the Escrow Agent will be borne by Incyte.